UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2024

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203 (Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FI	The New York Stock Exchange
1.125% Senior Notes due 2027	FI27	The New York Stock Exchange
1.625% Senior Notes due 2030	FI30	The New York Stock Exchange
2.250% Senior Notes due 2025	FI25	The New York Stock Exchange
3.000% Senior Notes due 2031	FI31	The New York Stock Exchange
4.500% Senior Notes due 2031	FI31A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Segment Realignment

Effective for the quarter ending March 31, 2024, Fiserv, Inc. (the “Company”) is realigning its reportable segments to correspond with changes in its business designed to further enhance operational performance in the delivery of its integrated portfolio of products and solutions to its financial institution clients (the “Segment Realignment”). As further described below under Item 8.01 of this Current Report on Form 8-K, the Company’s new reportable segments are Merchant Solutions and Financial Solutions.

Supplemental Financial Information

The Company is providing updated information in the schedules included in Exhibit 99.1 to recalculate certain non-GAAP measures of its historical financial performance under the new segment reporting structure for each of the quarters in 2023 and 2022 as well as the full year 2023 and 2022. The schedules have been prepared by making certain adjustments to the underlying composition of the Company’s historical financial information. The adjustments are discussed in the notes to the schedules.

Item 8.01.	Other Events.

The Company’s new reportable segments are:

Merchant Solutions (“Merchant”)

The businesses in the Merchant segment provide commerce-enabling products and services to companies of all sizes around the world. These products and services include merchant acquiring and digital commerce services; mobile payment services; security and fraud protection solutions; stored-value solutions; and pay-by-bank solutions. The businesses within the Merchant segment consist of the following:

•

Small Business – provides products and services to small businesses and independent software vendors, including Clover®, the Company’s point-of-sale integrated commerce operating system for small business clients

•	Enterprise – provides products and services to large businesses, including CaratSM, the Company’s integrated commerce operating system for enterprise clients

•	Processing – provides products and services to financial institutions, joint ventures, and other third party resellers which have direct relationships with merchants

Financial Solutions (“Financial”)

The businesses in the Financial segment provide products and services to financial institution, corporate and public sector clients across the world, enabling the processing of customer loan and deposit accounts, digital payments and card transactions. The businesses within the Financial segment consist of the following:

•	Banking – provides customer loan and deposit account processing; digital banking; financial and risk management; professional services and consulting; and check processing

•	Digital Payments – provides debit card processing services; debit network services; security and fraud protection products; bill payment; person-to-person payments; and account-to-account transfers

•	Issuing – provides credit card processing services; prepaid card processing services; card production services; print services; government payment processing; and student loan processing

Corporate and Other

Corporate and Other supports the Company’s reportable segments, and consists of amortization of acquisition-related intangible assets, unallocated corporate expenses, and other activities that are not considered when management evaluates segment performance, such as gains or losses on sales of businesses, certain assets or investments; costs associated with acquisition and divestiture activity; certain services revenue associated with various dispositions; and postage reimbursements.

The Company will begin reporting its financial results based on the Segment Realignment with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2024, with prior periods adjusted accordingly.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Supplemental segment financial information (furnished pursuant to Item 2.02 of this Current Report on Form 8-K)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: March 26, 2024	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer